UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement and Guaranty

On January 13, 2026 (the “Closing Date”), AVITA Medical, Inc. (the “Company”) entered into a Credit Agreement and Guaranty (the “Credit Agreement”) and a Security Agreement (the “Security Agreement”), by and among the Company, as borrower, Avita Medical Americas, LLC, a wholly-owned subsidiary of the Company, as guarantor (the “Guarantor,” taken together with the Company, the “Obligors”) and Perceptive Credit Holdings V, LP as a lender and the administrative agent (the “Lender,” and the “Administrative Agent,” as applicable). The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $60 million (the “Loan Facility”), of which (i) $50 million was made available on the Closing Date (the “Initial Commitment Amount”) and (ii) $10 million will be made available, at the Company’s discretion by notice to the Administrative Agent on or before March 31, 2027, subject to satisfaction of a certain net revenue requirement (the “Additional Commitment Amount”). On the Closing Date, the Company closed on the Initial Commitment Amount, less certain fees and expenses payable to or on behalf of the Lender. Simultaneously with the closing of the Initial Commitment Amount, the Company repaid in full and terminated all of its obligations and commitments (the “Refinancing Transaction”) under the Existing Credit Agreement (as defined below).

During the term of the Loan Facility, interest payable in cash by the Company shall accrue on any outstanding amounts under the Loan Facility at a rate per annum equal to the greater of (x) the SOFR rate for such period and (y) 4.00% plus, in either case, 7.50%. Upon the occurrence and during the continuance of an event of default, any outstanding amount under the Loan Facility will bear interest at a rate of 4.00% in excess of the otherwise applicable rate of interest.

Under the terms of the Credit Agreement, and as set forth in a fee letter between the Company, and the Lender and the Administrative Agent (the “Fee Letter”), a copy of which is attached as Exhibit 10.3 hereto, the Company will pay certain fees with respect to the Loan Facility, including (a) an exit fee equal to 5% of the aggregate principal amount borrowed by the Company under the Credit Agreement in the event that the Company fails to secure shareholder approval of the issuance of the Warrant (as defined below) in accordance with the rules of the Australian Securities Exchange (the “Warrant Shareholder Approval”) on or prior to September 30, 2026, and (b) a prepayment premium ranging from 1% to 10% of the amount of the Loan Facility that is prepaid upon any voluntary or mandatory prepayment (including as a result of an acceleration), together with certain other fees and expenses of the Lender.

The Credit Agreement contains certain customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; material defaults on other indebtedness; insolvency; loss of certain key permits, persons and contracts; material adverse effects; certain regulatory matters; and change of control. Additionally, the Company’s failure to obtain the Warrant Shareholder Approval on or prior to November 30, 2026 shall constitute an event of default under the Credit Agreement.

The Credit Agreement contains a number of customary representations, warranties and covenants that, among other things, will limit or restrict the ability of the Company and its subsidiaries to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; redeem or repurchase certain debt; engage in certain transactions with affiliates; and enter into certain restrictive agreements. Among such covenants, the Credit Agreement includes a financial maintenance test that requires the Obligors to maintain a specified minimum net revenue for each trailing twelve-month period ending on the last day of a fiscal quarter occurring prior to the maturity date of the Loan Facility. In addition, the Credit Agreement requires the Company to ensure that the Obligors maintain in the aggregate at least $5 million of unrestricted cash at all times.

Pursuant to the Security Agreement, all obligations under the Credit Agreement will be guaranteed by the Guarantor and secured by substantially all of the Company's and the Guarantor's assets.

Warrant Certificate

Under the Credit Agreement, the Company and the Administrative Agent agreed to the issuance of a warrant certificate (the “Warrant”), subject to the Warrant Shareholder Approval and applicable requirements of the Australian Securities Exchange Listing Rules, to purchase up to an initial 500,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price equal to the lower of (i) the 10-day VWAP (as defined in the Warrant Certificate) ending on the business day immediately prior to the Closing Date and (ii) the 10-day VWAP ending on the business day immediately prior to the issuance date of the Warrant. If the Company incurs the Additional Commitment Amount under the Credit Agreement, an additional 150,000 shares of Common Stock will vest and become issuable under the Warrant at the same exercise price. The Warrant will have a term of 10 years from the issuance date. The Warrant contains customary share adjustment provisions, as well as weighted average price protection in certain circumstances. Pursuant to the Warrant, the Company has agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) within 30 days of the issuance date of the Warrant, and to use reasonable best efforts to cause the resale registration statement to be declared effective within 30 days of the filing date (or within 60 days, if the SEC reviews the registration statement).

The offer and sale of the Warrant is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The Lender represented that it was an accredited investor within the meaning of rules promulgated under the Securities Act, and was acquiring the Warrant and the Warrant Shares for investment only and with no intention of distributing any of such securities, nor any arrangement or understanding regarding the distribution thereof. The Warrant and the Warrant Shares were offered without any general solicitation by the Company or its representatives. This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the Warrant or the Warrant Shares, nor shall there be any offer, solicitation, or sale of the Warrant or the Warrant Shares in any state or country in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

The foregoing description of the terms of the Credit Agreement, the Security Agreement, the Fee Letter, and the Warrant are not intended to be complete and are qualified in their entirety by reference to the above-mentioned agreements and documents, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3 and 4.1, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Existing Credit Agreement

In connection with the Refinancing Transaction, on January 13, 2026, the Company repaid all outstanding indebtedness under the credit agreement, dated October 18, 2023, among the Company and an affiliate of OrbiMed Advisors, LLC, as the lender and administrative agent (as amended and modified, the “Existing Credit Agreement”), and terminated all obligations and commitments thereunder. As a result, the Company and the guarantors under the Existing Credit Agreement have no further obligations under the Existing Credit Agreement or the related guarantees other than with respect to warrants previously issued under the Existing Credit Agreement, which remain outstanding.

Item 2.02 Results of Operations and Financial Condition.

On January 13, 2026, the Company issued a press release announcing an update to its expected fourth quarter and full year 2025 revenue and provided its 2026 revenue guidance. A copy of the press release is attached hereto as Exhibit 99.1.

The information under this Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed incorporated by reference into any filing made under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Credit Agreement and Guaranty” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under the heading “Warrant Certificate” is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

4.1	Form of Warrant Certificate
10.1

Credit Agreement and Guaranty, dated January 13, 2026, by and between the Company, as Borrower, the Guarantors thereto, and Perceptive Credit Holdings V, LP, as a Lender and the administrative agent for the Lenders

10.2	Security Agreement, dated January 13, 2026, by and among the Company and its subsidiaries and Perceptive Credit Holdings V, LP
10.3	Fee Letter, dated January 13, 2026, by and between the Company, as Borrower, and the Lender and the Administrative Agent*
99.1	Press release, dated January 13, 2026, issued by AVITA Medical, Inc. (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain identified confidential information has been redacted from this exhibit because it is (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA Medical, Inc.

Date:	January 13, 2026	By:	/s/ David O'Toole
David O'Toole Chief Financial Officer